UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains the following communications:

1.	Press release

2.	Investor presentation

3.	Screenshots of Microsite

4.	Quick Brief

5.	Confidence in Regulatory Approval Fact Sheet

6.	Letter to employees

1.	JetBlue Airways Corporation (“JetBlue”) issued the following press release on May 16, 2022.

PRESS RELEASE

JetBlue Urges Spirit Shareholders to Protect Their Interests and ‘Vote No’ on Frontier Transaction at Upcoming Spirit Special Meeting

JetBlue’s proposal offers Spirit’s shareholders and other stakeholders more value, more certainty and more opportunity

Spirit’s conflicted Board rejected JetBlue’s clearly superior offer on baseless grounds and refused to engage constructively – depriving Spirit shareholders of more value and more certainty

Spirit’s antitrust rationale is a smokescreen to distract from the fact that its merger with Frontier faces similar regulatory risk, yet offers no shareholder protections

JetBlue files “Vote No” proxy statement for Spirit special meeting and commences all-cash fully financed tender offer to acquire Spirit at new price of $30 per share

NEW YORK (May 16, 2022) – JetBlue (NASDAQ: JBLU) today announced that it has filed a “Vote No” proxy statement urging Spirit (NYSE: SAVE) shareholders to vote AGAINST the inferior, high risk, and low value Spirit/Frontier transaction at Spirit’s upcoming special meeting.

In addition, JetBlue commenced an all-cash, fully financed tender offer to acquire all of the outstanding shares of Spirit for $30 per share, without interest and less any required withholding taxes. Given the Spirit Board of Directors’ complete unwillingness to share the same necessary diligence information that was shared with Frontier, JetBlue is now offering to acquire Spirit for $30 per share in cash through a fully financed tender offer. This represents a 60% premium to the value of the Frontier transaction as of May 13, 2022 – a very compelling offer and higher than the premium implied by JetBlue’s original proposal. JetBlue is fully prepared to negotiate in good faith a consensual transaction at $33, subject to receiving necessary diligence.

JetBlue launched a website at www.JetBlueOffersMore.com and issued a letter to Spirit shareholders detailing the benefits of its transaction, the certainty of closing, and the misleading statements made by Spirit. In the letter, JetBlue CEO Robin Hayes states:

“JetBlue offers more value – a significant premium in cash – more certainty, and more benefits for all stakeholders. Frontier offers less value, more risk, no divestiture commitments, and no reverse break-up fee, despite more overlap on non-stop routes and their own regulatory challenges.”

“Yet the Spirit Board failed to provide us the necessary diligence information it had provided Frontier and then summarily rejected our proposal, which addressed its regulatory concerns, without asking us even a single question about it. The Spirit Board based its rejection on unsupportable claims that are easily refuted.”

“Ask yourself a simple question: why won’t the Spirit Board engage with us constructively? The interests of Bill Franke’s Indigo Partners and the long-standing relationships between the two companies is the obvious answer.”

The letter goes on to note that JetBlue’s current proposal still offers more value and certainty for Spirit shareholders than Frontier, and stresses that the company is prepared to engage on the basis of its original proposal, if the Spirit Board acts in good faith:

“Based on the clear superiority of our offer, we expected the Spirit Board to engage constructively. Given its unwillingness to share necessary information or negotiate in good faith, we adjusted our price accordingly, but will work towards a consensual transaction at $33 per share, subject to receiving the information to support it.”

The full letter follows:

May 16, 2022

Dear Spirit Shareholder,

You have an important choice to make about your investment in Spirit Airlines.

We believe the Spirit Board of Directors (the “Spirit Board”) has failed to act in your best interests by refusing to engage constructively on our clearly superior proposal to acquire Spirit.

JetBlue offers more value – a significant premium in cash – more certainty, and more benefits for all stakeholders. Frontier offers less value, more risk, no divestiture commitments, and no reverse break-up fee, despite more overlap on non-stop routes and their own regulatory challenges.

Yet the Spirit Board failed to provide us the necessary diligence information it had provided Frontier and then summarily rejected our proposal, which addressed its regulatory concerns, without asking us even a single question about it. The Spirit Board based its rejection on unsupportable claims that are easily refuted.

Ask yourself a simple question: why won’t the Spirit Board engage with us constructively? The interests of Bill Franke’s Indigo Partners and the long-standing relationships between the two companies is the obvious answer.

Given the Spirit Board’s unjustified refusal to engage, we have decided to bring our proposal directly to the Spirit shareholders, and we urge you to vote “AGAINST” the Frontier transaction at Spirit’s upcoming special meeting. This will send a message to the Spirit Board that you want it to negotiate with us in good faith. We also launched an all-cash, fully financed tender offer to purchase all the outstanding shares of common stock at $30.00 per share and we encourage you to underscore your message to Spirit’s Board by tendering your shares into our offer. If the Spirit shareholders vote against the transaction with Frontier and compel the Spirit Board to negotiate with us in good faith, we will work towards a consensual transaction at $33 per share, subject to receiving the information to support it.

Our current proposal offers:

•	More value and more certainty for Spirit shareholders with our ALL-CASH offer. JetBlue offers you $30 per share in cash, representing a 60% premium to the value of the Frontier transaction as of May 13, 2022[1], a 77% premium to Spirit’s latest closing price[2], and a 38% premium to Spirit’s unaffected share price[3] – a very compelling value, and, no matter how you measure it, a higher premium than in our original proposal.

•

Even more value potential after diligence and good faith negotiation. Based on the clear superiority of our offer, we expected the Spirit Board to engage constructively. Given its unwillingness to share necessary information or negotiate in good faith, we adjusted our price accordingly, but will work towards a consensual transaction at $33 per share, subject to receiving the information to support it.

•	More regulatory certainty through our divestiture commitment and $200 million reverse break-up fee.

In contrast, the proposed Frontier transaction offers Spirit shareholders LESS:

•	Less value. Our current proposal represents a compelling 60% premium to the value of the Frontier transaction as of May 13, 2022.

•

Less value certainty. Frontier’s stock price has declined 30% since the announcement of the Frontier transaction[4], resulting in approx. $770 million decrease in the value of the Frontier transaction to you. Plus, the future value of the Frontier / Spirit combined company’s stock is uncertain, especially in a continually challenging operational and market environment. Spirit’s and Frontier’s projections underpinning their transaction are based on flawed assumptions, including with respect to personnel attrition and wage inflation.

•	Less regulatory commitments and less closing certainty. Despite having a similar regulatory profile to JetBlue, Frontier offers no divestiture commitment or reverse break-up fee.

JetBlue Offers More Value and Certainty to Spirit Shareholders – in Any Scenario...

Our current proposal provides superior value to the Frontier offer, regardless of whether either transaction is completed.

•	When we complete our proposed transaction, Spirit shareholders would receive at least $30.00 per share in cash, compared to $18.81[5] per share from the Frontier transaction.

•

In the unlikely event our proposed transaction is not consummated, Spirit shareholders will receive a reverse break-up fee of approximately $1.83 per share, compared to no break-up fee in the Frontier transaction. We estimate that translates into total economic value of approximately $17 per share from JetBlue against approximately $15 in the Frontier transaction[6].

[1]

Represents premium over $18.81, the implied value of Frontier transaction as of May 13, 2022, based on Frontier’s $8.72 closing share price as of May 13, 2022 and the terms of the Agreement and Plan of Merger, dated as of February 5, 2022 (the “Frontier Agreement”), among Top Gun Acquisition Corp., Frontier Group Holdings and Spirit Airlines.

[2]	Represents premium over Spirit’s $16.98 closing share price on May 13, 2022.
[3]	Represents premium over Spirit’s $21.73 closing share price on February 4, 2022.
[4]	Represents decline from Frontier’s $12.39 closing share price as of February 4, 2022 to $8.72 closing share price as of May 13, 2022.
[5]	Represents the implied value of Frontier transaction as of May 13, 2022, based on Frontier’s $8.72 closing share price as of May 13, 2022 and the terms of the Frontier Agreement.
[6]

Estimated as Spirit’s hypothetical unaffected share price, by applying Frontier’s share price performance between February 4, 2022 and May 13, 2022 to Spirit’s $21.73 closing share price on February 4, 2022, and, in the case of our proposal, by adding the value of the reverse break-up fee per share.

… And Better Trading Value in the Short Term.

In addition, we expect the outcome of the Spirit special meeting to influence how the Spirit shares will trade in the short term. Based on the trading patterns since the Frontier transaction was announced, we expect that, if the transaction is approved, Spirit’s shares will trade at approximately $177. On the other hand, based on what we observed since our proposal became public, if the Frontier transaction is rejected, we expect Spirit shares to trade between approximately $23.1 and $25.58, at least a 36% premium to Spirit’s latest closing share price9.

	Transaction Does Not Close	Transaction Closes	Short Term Trading Depending on Meeting Outcome
Frontier Transaction	~15	~19	~17
JetBlue Transaction	~17 (including RBF of 1.83/share)	30-33	~23-25

A vote AGAINST the Frontier transaction is a vote for a higher Spirit share price, regardless of any consideration concerning the actual consummation of either transaction. A vote for the Frontier transaction is a vote for a lower Spirit share price.

JetBlue Is Confident We Will Obtain Regulatory Approval.

A combined JetBlue-Spirit will create a more compelling and viable competitor to the Big Four airlines that control more than 80% of the U.S. market. JetBlue’s entry into new routes triggers fare decreases from legacy airlines that are more significant than those resulting from ultra-low-cost carriers; this phenomenon has been described as the “JetBlue Effect”.

Our recent economic analysis, using Department of Transportation Data, shows JetBlue’s presence on a nonstop route decreases legacy fares by ~16%, about three times as much as the presence of an ultra-low-cost carrier. This phenomenon is well established and foundational to JetBlue’s business model.

We are not the only ones who cite the JetBlue Effect. Coined by an MIT study in 2013, the JetBlue Effect has been acknowledged by the Department of Justice (DOJ) as recently as

[7]

Estimated by applying the average percentage difference between the Spirit closing share price and the value of the Frontier transaction between February 4, 2022 and April 4, 2022 (the latest trading day before our proposal was made public) to the $18.81 implied value of Frontier transaction as of May 13, 2022.

[8]

Low end of the range estimated applying the average spread between $33 and Spirit’s closing share price between April 5, 2022 (when our proposal was made public) and April 29, 2022 (the last trading day before our proposal was rejected by the Spirit Board) to $30; high end of the range estimated with reference to Spirit’s average closing share price between April 5, 2022 and April 29, 2022.

[9]	Represents premium over Spirit’s $16.98 closing share price on May 13, 2022.

2021 when it said, “JetBlue’s reputation for lowering fares is so well known in the airline industry that it has earned a name: the ‘JetBlue Effect.’ JetBlue’s record in Boston and New York illustrates why.”

We are confident we can address any regulatory concerns the Spirit Board, regulators or courts may have through:

•	JetBlue’s expedited expansion and the resulting net fare decreases;

•	demonstrated ease of other ultra-low-cost carriers’ continued expansion; and

•	the divestitures we are prepared to undertake.

Don’t Be Misled: Spirit’s Transaction with Frontier Has Similar Regulatory Risk.

•

Both transactions would create the #5 player with very similar market share. A combined JetBlue and Spirit would have an 8% market share based on full year 2021 seats compared to 7% for a combined Frontier and Spirit.

•

Frontier overlaps with Spirit on significantly more nonstop routes (104) than JetBlue (54)[10], and JetBlue has less overlap in flights, seats, and ASMs than Frontier in the metropolitan areas served by both[11].

Spirit’s Suggestion that Our Northeast Alliance Is a Regulatory Obstacle Has No Basis in Fact or in Law.

JetBlue’s Northeast Alliance is already demonstrating its positive benefits for customers in the Northeast. Regardless of what one thinks of the Northeast Alliance, it is irrelevant to our ability to complete the acquisition of Spirit.

•

The Northeast Alliance is a limited, procompetitive alliance with American Airlines focused on unlocking growth for JetBlue in one of the nation’s most constrained geographies, the Northeast US. The alliance creates a compelling third competitor in a market previously dominated by two players and has already started delivering benefits to consumers.

•

Divestitures: We will proactively offer the DOJ a remedy package that contemplates the divestiture of all Spirit assets located in the area covered by the Northeast Alliance (New York and Boston) so, as a result of our proposed transaction, we will not increase our presence in these airports.

•

The Northeast Alliance litigation will go to trial this September, and we believe the outcome of that trial will not impact the outcome of the regulatory process for the acquisition of Spirit, which will likely take place later. If the court allows the DOJ to block the Northeast Alliance, by definition it will not be an obstacle to the acquisition of Spirit. If we are successful in defending the case, as we think we will be, it will be a testament that the alliance is procompetitive, disproving Spirit’s claim. In either case, the Northeast Alliance litigation does not impact JetBlue’s ability to acquire Spirit.

[10]	Based on 2021 domestic Department of Transportation Data.
[11]	Based on scheduled flights/seats/ASMs for 2021 including international routes.

Given the clear superiority of our offer, including the regulatory commitments we have made to back up our high confidence in our ability to complete our transaction, why hasn’t the Spirit Board engaged?

Clearly because Spirit’s Board is prioritizing its own self-interest and personal relationships with Frontier over its shareholders’ interests.

There is good reason to believe the Spirit Board is not acting in the best interests of its own shareholders.

•

Multiple Spirit directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board when he was chairman of Spirit, and while Indigo Partners (the current controlling shareholder of Frontier) was a large shareholder of Spirit.

•	This includes McIntyre Gardner, current chairman of Spirit, who replaced Mr. Franke, current chairman of Frontier, both of whom led the negotiations between the two companies.

•	5 of the 8 Spirit directors will continue as Board members of the Frontier / Spirit combined company if the Frontier transaction is consummated.

After eight months of discussions, Spirit agreed to an inferior transaction with Frontier without considering what other alternatives were available to Spirit’s shareholders. Further, the outsized concessions to Frontier by the Spirit Board do not reflect a meaningful effort to maximize shareholder value.

•

The final terms of the Frontier transaction reflected only an 18.9% premium to the Spirit share price at the time of the announcement[12], compared to an average premium in precedent airline transactions of 86%[13].

•	The final value of the Frontier transaction reflected only an approximate 6% increase from the terms initially offered by Frontier[14].

•	The original value of the Frontier transaction of $25.83 per share was significantly below the standalone value resulting from the discounted cash flow analysis of Spirit’s financial advisors[15].

•

Frontier is not providing any divestiture commitment or a reverse break-up fee. The absence of both means that despite obvious hurdles for its own transaction, Frontier, at its own option, could simply decline to make any regulatory concessions and abandon the Frontier transaction at no cost (or compensation to Spirit or its shareholders).

Since our original proposal was made, the Spirit Board consistently refused to engage constructively with us.

[12]	Represents premium of the value of the Frontier transaction of $25.83 to Sprit’s $21.73 closing price on February 4, 2022.
[13]

Reflects median premium to unaffected price of target in precedent Low Cost Carrier transactions (WestJet-Onex, Virgin America-Alaska, AirTran-Southwest, ExpressJet-Skywest, Midwest Air/TPG & Northwest).

[14]	Estimated based on the events occurred on December 15, 2021, described in “Background of the Merger” section of the Spirit Definitive Proxy Statement filed on May 11, 2022.
[15]

Based on the “Spirit DCF Range” of $34.00 to $64.00 per Spirit share included in the “Opinion of Barclays Capital Inc,” and Spirit Discounted Cash Flow Analysis resulting in $33.00 to $55.50 range of implied equity value per Spirit common stock, included in the “Opinion of Morgan Stanley & Co. LLC” sections of the Spirit Definitive Proxy Statement filed on May 11, 2022.

•

On April 7, the Spirit Board determined that our original proposal could reasonably be expected to lead to a “Superior Proposal”; and yet, it refused to provide the limited diligence information we requested which it had already provided to Frontier.

•	On April 25, the Spirit Board requested we agree to unprecedented contractual terms as a precursor to sharing the diligence information we had originally requested.

•	These demands were off-market and contrasted starkly to the limited regulatory commitments made by Frontier, a transaction with a similar regulatory profile.

•

On April 29, we presented an enhanced proposal, which was responsive to the concerns of the Spirit Board on closing certainty and included regulatory commitments representing a significant improvement from those offered by Frontier.

•	Two days later, the Spirit Board rejected our enhanced proposal, without ever contacting us to discuss it, and, according to its own proxy, without considering the clearly superior economics.

By refusing to engage on our original proposal, the Spirit Board has deprived its shareholders of the most attractive value creating opportunity available to them.

WE URGE YOU TO SEND A MESSAGE TO THE SPIRIT BOARD BY VOTING “AGAINST” ALL PROPOSALS RELATED TO THE FRONTIER TRANSACTION AT THE SPIRIT SPECIAL MEETING ON JUNE 10, 2022 AND TENDERING YOUR SHARES INTO OUR OFFER.

In addition to voting “AGAINST” the Frontier transaction at the Spirit Special Meeting, we urge all Spirit shareholders voting against the Frontier transaction to exercise their appraisal rights under Section 262 of the Delaware General Corporation Law, which entitles Spirit shareholders who perfect these rights to the fair value of their shares, as determined by a Delaware court. Spirit, by admission of its own financial advisors, is worth more than the value of the Frontier transaction and this and the superior value of our current proposal, as well as our original proposal, would be factors used by the court in determining fair value of your shares. If the Spirit Board continues to refuse to negotiate with us and the Frontier transaction is approved, appraisal is the only way to capture the value included in our proposals. Please consult your legal advisor before exercising appraisal rights.

Additional details about JetBlue’s superior offer can be found at JetBlueOffersMore.com.

Protect Your Own Best Interests

Our proposal represents a compelling opportunity to receive a significant premium in cash, with greater value and certainty than the Frontier transaction. Spirit’s Board has prevented you from receiving it.

We are fully committed to pursuing our original $33 per share proposal. We urge you to protect your own best interests. Let the Spirit Board know you want the opportunity to receive our superior offer by voting AGAINST the Frontier transaction and tendering your shares in our cash tender offer.

Sincerely,

Robin Hayes

Chief Executive Officer

###

Advisors

Goldman Sachs & Co. LLC is serving as JetBlue’s financial advisor and Shearman & Sterling LLP is serving as JetBlue’s legal advisor. Goldman Sachs Bank USA and Bank of America, N.A. are providing committed debt financing for the tender offer.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements speak only as of the date of this press release or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This press release is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the United States, Caribbean and Latin America, and between the U.S. and London. For more information, visit JetBlue.com.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

JetBlue Investor Relations

Tel: +1 718 709 2202

ir@jetblue.com

###

2.	The following investor presentation was first used on May 16, 2022.

JetBlue’s $30 all-cash proposal offers MORE MORE for Spirit shareholders and MORE for all stakeholders of the new JetBlue Investor Presentation May 16, 2022

Important information for investors and stockholders Forward looking statements Statements in this presentation contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this presentation might not occur. Our forward-looking statements speak only as of the date of this presentation or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional important information and where to find it This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov . In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This presentation is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). Participants in the solicitation JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement. 2

JetBlue offers you MORE... More value and more certainty for Spirit shareholders • More value NOW • More value at CLOSING More competition for the Big Four airlines More of the great experience and low fares only JetBlue can offer customers nationwide – a prospect, coupled with the ease of ultra-low-cost carriers expanding and repositioning, that we are confident will result in regulatory approval ...and more opportunities for crewmembers and communities In contrast, Frontier offers significantly less value, no divestiture commitments and no reverse break-up fee despite its similar regulatory profile 3

JetBlue's proposal is clearly superior to Frontier's in all respects

Spirit Board's unwillingness to engage has resulted in a lower offer for Spirit shareholders

	JetBlue		Frontier
	JetBlue's proposal offers superior financial value and more certainty due to our regulatory commitments		
Price	✓	$30.00 per share offer ($33.00 per share in consensual transaction): now a higher premium to Frontier's offer value, given market decline $3.3bn[1] Equity Value + 60% →	$18.81 total consideration[2] per Spirit share $2.0bn Equity Value
Consideration	✓	All Cash – fully financed with commitments from Goldman Sachs and Bank of America	Mostly Stock
Value Certainty	✓	All cash proposal provides greater value certainty	Uncertain given market risk and flawed forecasting processes Transaction value has declined by ~$7 per share / ~$770mm since announcement[3]
Divestiture Commitment[4]	✓	Commitment to divest Spirit's NYC and BOS holdings and additional JetBlue and Spirit assets up to a Material Adverse Effect on Spirit No obligation to make divestitures that adversely impact the Northeast Alliance	None
Reverse Break-Up Fee[4]	✓	$200mm (~$1.83 / share; ~8% of Spirit's share price prior to Frontier announcement and ~45% of Frontier's original premium)	None

By not giving us access to diligence and rejecting our proposal, Spirit's Board has deprived its shareholders of the most compelling value creation opportunity. However, it's not too late. If Spirit's Board allows minimal diligence, JetBlue is willing to negotiate a consensual deal on the basis of $33 / share

jetBlue

[1] Assumes fully diluted shares outstanding of approximately 109.5 million per public filings. [2] Represents the implied value of Frontier transaction as of May 13, 2022, based on Frontier's $8.72 closing share price as of May 13, 2022 and the terms of the Frontier Agreement. [3] Represents decline from Frontier's $12.39 closing share price as of February 4, 2022 to $8.72 closing share price as of May 13, 2022. [4] Conditional upon negotiated merger with Spirit.

4

JetBlue offers superior value to Spirit shareholders in any scenario

JetBlue's offer is also fully financed

	Transaction does not close	Transaction closes	Short-term trading
Frontier Transaction	~$15[1]	~$19[2]	~$17[4]
JetBlue Transaction	~$17[1] **$1.83/share RBF**	$30[3] up to $33[3]	~$23[5] up to ~$25[5]

A vote **AGAINST** the Frontier Transaction → Spirit stock trades **UP** to ~$23, with further upside

A vote **FOR** the Frontier Transaction → Spirit stock trades **DOWN** to ~$17

Source: Bloomberg; market data as of May 13, 2022. [1] Estimated as Spirit's hypothetical unaffected share price, by applying Frontier's share price performance between February 4, 2022 and May 13, 2022 to Spirit's $21.73 closing share price on February 4, 2022. [2] Represents the implied value of Frontier transaction as of May 13, 2022, based on Frontier's $8.72 closing share price as of May 13, 2022 and the terms of the Frontier Agreement. [3] Represents all-cash proposal made by JetBlue in the current $30 and potential $33 consensual transaction. [4] Estimated by applying the average percentage difference between the Spirit closing share price and the value of the Frontier transaction between February 4, 2022 and April 4, 2022 (the latest trading day before our Proposal was made public) to the $18.81 implied value of Frontier transaction as of May 13, 2022. [5] Low end of the range estimated applying the average spread between $33 and Spirit's closing share price between April 5, 2022 (when our proposal was made public) and April 29, 2022 (the last trading day before our proposal was rejected by the Spirit Board) to $30; high end of the range estimated with reference to Spirit's average closing share price between April 5, 2022 and April 29, 2022.

jetBlue

5

JetBlue has high conviction in obtaining regulatory approval…
… Spirit's focus on Northeast Alliance is a red herring

	JetBlue	Frontier
NEA is irrelevant for Spirit…	JetBlue to divest Spirit's holdings in NYC and BOS JetBlue's NEA – either approved by the courts or blocked – does not hinder a JetBlue-Spirit transaction	
Market shares are basically the same…	JetBlue / Spirit combined market share of **8%**[1]	Frontier / Spirit combined market share of **7%**[1]
JetBlue has a more significant impact on legacy carrier fares…	JetBlue's presence on a nonstop route decreases legacy fares by **~16%**, or 3x as much as ultra-low-cost carriers	Legacy carriers do not respond to ULCCs in the same manner as JetBlue; their fares remain higher
JetBlue irreplaceable unlike ULCCs…	JetBlue offers a unique value proposition that is difficult to replicate	Ultra-low-cost carriers thrive with smaller networks and are expanding rapidly (e.g., Frontier has 230 aircraft on order, Breeze and Avelo expanding rapidly)
JetBlue has far less overlap with Spirit than Frontier has…	JetBlue overlaps with Spirit on **54 nonstop routes**[2] and only **31 routes**[2] **when excluding the NEA-relevant markets, which JetBlue has offered to divest** **JetBlue has far less overlap in flights, seats, and ASMs with Spirit than Frontier in the metropolitan areas served by both**[3]	Frontier overlaps with Spirit on **104 nonstop routes**[2]
JetBlue offers Spirit shareholders strong protections[4]	Commitment to divest assets up to a Material Adverse Effect on Spirit (including all Spirit NYC and BOS holdings) $200mm reverse break-up fee	No divestiture commitment, despite similar regulatory profile No reverse break-up fee Could walk away from the merger without any penalty if transaction does not close for antitrust reasons

jetBlue

[1] Based on 2021 nonstop US passenger seats (ending December 2021). [2] Based on Q1-Q4 2021 domestic Department of Transportation data. [3] Based on scheduled flights / seats / ASMs for 2021 including international routes. [4] Conditional upon negotiated merger with Spirit.

6

Spirit's Board has not acted in its shareholders' interest

Key themes	Entrenchment resulting in a flawed process
Spirit's Board is entrenched and conflicted	• **Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board** ○ Length of tenure and known conflicts display poor governance • **Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors**
Frontier transaction results from a fundamentally flawed process	• Spirit and Frontier have periodically explored the possibility of a business combination in the past, **without ever seriously considering any alternative** • Spirit negotiated with Frontier for 8 months prior to signing but **failed to perform a market check** • **Spirit's Board clearly made no attempt to extract more value from Frontier for the Spirit shareholders**, even after JetBlue's enhanced proposal
No constructive engagement with JetBlue	• **Limited diligence information provided** to JetBlue • **Unreasonable and off-market regulatory requests** that were not required in Frontier transaction • **No good faith engagement** to negotiate a transaction

jetBlue
7

What we are asking Spirit shareholders to do Vote against the Frontier transaction at the Spirit special meeting Exercise your appraisal rights Tender your shares in JetBlue’s tender offer Spirit shareholders have an important choice to make about their investment; vote against the Frontier transaction on June 10 and exercise your appraisal rights 8

Spirit shareholders should vote AGAINST the Frontier transaction and also exercise appraisal rights they are entitled to under Delaware law Section 262 of the Delaware General Corporation Law provides Spirit shareholders with appraisal rights which could apply in the event the Frontier transaction is approved The exercise of appraisal rights ultimately results in a court process in which a court will determine the fair value of the Spirit shares and require that amount to be paid 100% in cash Spirit is worth more than the value of the Frontier transaction; in determining the fair value of Spirit’s shares, the court would consider certain factors including standalone DCF values and that JetBlue’s superior all-cash proposal of $30 per share values Spirit at a significant premium to the Frontier transaction When Spirit shareholders perfect their appraisal rights and a court determines the appropriate stand alone value for Spirit, the combined Frontier-Spirit will be required to pay that amount in cash to the dissenting shareholders 9

Key takeaways 10

Key takeaways for Spirit shareholders JetBlue offers superior value to Spirit shareholders JetBlue has strong conviction in its ability to close – Spirit’s regulatory objections have no merit Spirit’s Board is entrenched, conflicted, has failed to maximize shareholder value, and ignores the similar regulatory profile of the Frontier transaction JetBlue proposal provides a superior alternative with more benefits for all stakeholders as well as enhanced regulatory protections 11

JetBlue offers superior value to Spirit shareholders 12

JetBlue offers superior value for Spirit shareholders

Value per Spirit share comparison ($)



Aggregate Equity Value
$3.3bn
Up to $33.00
$30.00
+ 38%
+ 8.27
+ 60%
+ 11.19
+ 77%
+ 13.02
$21.73
$18.81
$16.98
JetBlue Proposal
Spirit Unaffected Share Price[1]
Implied Value of Frontier Transaction[2]
Spirit Current Share Price[3]

Summary of JetBlue's Superior Proposal

- $30/share represents $11.19/share or 60% premium to current value of Frontier's transaction, offering full and certain value to Spirit shareholders
- Given recent market performance, our $30/share offers a more attractive premium (60%) to the current implied value of the Frontier transaction than the original $33 proposal (37%[4])
- Represents $8.27/share or 38% premium to Spirit's undisturbed share price[1]
- Provides Spirit shareholders with certain value and immediate liquidity
- Not subject to market risk (Frontier transaction value has already declined by $7.02 per share / ~$770mm)

jetBlue

[1] Spirit unaffected $21.73 closing share price on February 4, 2022. [2] Represents the implied value of Frontier transaction as of May 13, 2022, based on Frontier's $8.72 closing share price as of May 13, 2022 and the terms of the Frontier Agreement. [3] Spirit's closing share price as of May 13, 2022. [4] JetBlue original $33 offer premium to implied value of Frontier transaction on April 4, 2022, the day before the proposal was leaked. Note: $33.00 represents the offer price that Spirit shareholders could receive if their Board engaged with JetBlue in a negotiated transaction.

13

A vote against Frontier is a vote for Spirit shares to increase 1 Average spread (5-Apr to 29-Apr) Upside if Frontier transaction is rejected $35.00 Up to $33.00 $33.00 $32.50 $30.00 $30.00 $30.00 1 ~29.6% average spread between ~30% 2 JetBlue proposal leak and day before $27.50 Average 3 Spirit’s rejection of JetBlue offer $25.48 $26.92 Spread $25.00 $23.14 ~36% $25.48 Average Price $23.61 Premium $22.50 $16.98 $20.00 $17.50 $15.00 JetBlue Proposal 5-Apr-2022 11-Apr-2022 17-Apr-2022 23-Apr-2022 29-Apr-2022 Current Spirit Implied Value Trading Price of Spirit JetBlue Proposal JetBlue Tender Offer Spirit A rejection of the Frontier transaction will result in a higher price for Spirit stock, even before any consideration of the likelihood of JetBlue’s transaction closing 1 2 3 Source: Bloomberg; market data as of May 13, 2022. Spread represents the difference between JetBlue’s proposal price and Spirit’s trading share price. JetBlue Proposal was made public on April 5, 2022. Spirit rejected JetBlue’s proposal on May 2, 2022. 14 Note: $33.00 represents the offer price that Spirit shareholders could receive if the Spirit Board engaged with JetBlue in a negotiated transaction.

Value of JetBlue's proposal is superior to Frontier's at nearly every assumed probability of closing

		Hypothetical Spirit share price if transaction does not close	Break-even probability of JetBlue $33 offer equals Frontier completed deal	Break-even probability of JetBlue $30 offer equals Frontier completed deal	Approx. probability implied by spread pre-JetBlue proposal leak		
Assumed probability of closing		**0%**	**~11%**	**~13%**	**~ 50%[2]**	**~75%**	**100%**
Implied Spirit stock price	No deal	~$15[1]					
	Frontier transaction	~$15 No RBF			~$17		~$19 ← Current Implied Frontier Offer Value
	JetBlue transaction @ $30	~$17 $1.83 / RBF	~$18	~$19	~$23	~$27	$30
	JetBlue transaction @ $33	~$17 $1.83 / RBF	~$19	~$19	~$25	~$29	$33

Spirit shareholders are choosing **~$19 for the potential of a successful Frontier deal** vs. **~$17 for a failed JetBlue deal** OR the **expected $30 (total upside potential of at least ~$12) upon closing of a JetBlue transaction**

jetBlue

Source: Bloomberg; market data as of May 13, 2022. [1] Reflects Spirit HUSP indexed against Frontier stock price performance since 04-Feb-2022 (undisturbed date before Frontier Transaction announcement). [2] As of April 4, 2022 (day before JetBlue proposal leak). Note: $33.00 represents the offer price that Spirit shareholders could receive if their Board engaged with JetBlue in a negotiated transaction.

15

Facts do not support Spirit management's projections; significantly overstate potential shareholder value and consumer benefits of Frontier transaction

Spirit standalone projections are unreasonably optimistic



EBITDAR Excluding Synergies ($bn)
53%
24%
28%
$0.7
$0.5
$1.4
$1.1
$1.6
$1.4
$2.1
$2.4
Mgmt CAGRs
22E-24E: 55%
22E-26E: 35%
2022
2023
2024
2025
2026
% Difference Between Mgmt. vs. Consensus
Mgmt Proj.
Consensus

Projections are not based on reality or unit cost performance

- EBITDAR estimates are materially higher than consensus, driven predominantly by unrealistic OpEx forecasts
- Wage inflation and continued attrition likely to increase cost projections for standalone entity
- Fuel costs are expected to stay elevated (versus 2019) in 2023 and beyond
- Pilot shortages are a constraint to growth for the overall industry, synergies do not contemplate upward wage pressure from negotiating as fifth largest carrier

JetBlue's synergies are based on realistic assumptions that support the strategic rationale of the acquisition

jetBlue

Source: Definitive proxy statement filed by Spirit on May 11, 2022, IBES consensus estimates as of May 13, 2022. Note: Charts refer to standalone projections without synergies.

16

JetBlue has strong conviction in its ability to close – Spirit Board’s regulatory argument is a red herring 17

Spirit regulatory arguments are unfounded

Spirit claims	Regulatory facts
"The JetBlue Effect on fares is not real…"	The JetBlue Effect is established and flourishes today
"The JetBlue deal is about a high-cost, high-fare airline buying a low-cost, low-fare airline…"	Fundamentally, the JetBlue-Spirit transaction is about creating the best positioned national challenger to the dominant "Big Four" carriers
"JetBlue's Northeast Alliance is antithetical to Spirit Transaction…"	JetBlue has made a commitment to divest Spirit's assets at Northeast Alliance airports Northeast Alliance litigation (regardless of outcome) is irrelevant to closing of JetBlue-Spirit
"Frontier's transaction has materially less risk than JetBlue's…"	Frontier transaction has far more route overlap than JetBlue and combination would have very similar market share to JetBlue + Spirit Spirit and Frontier have received in-depth DOJ information requests

JetBlue has strong conviction in its ability to close, and supports it with a significant divestiture commitment[1] and a substantial reverse break-up fee[1]. JetBlue will weigh incremental regulatory concessions against the payment of a reverse break-up fee

jetBlue

[1] Conditional upon negotiated merger with Spirit.

18

The "JetBlue Effect" is real, demonstrable, and foundational to its business model…

The "JetBlue effect" is widely recognized and longstanding; as recently as 2021, the Department of Justice recognized its benefits[1]:

- "JetBlue's reputation for lowering fares is so well known in the airline industry that it has earned a name: the 'JetBlue Effect.' **JetBlue's record in Boston and New York City illustrates why.**"
- "In the face of consolidation, **JetBlue has provided an important and steadfast source of competition.**"
- "**JetBlue is uniquely disruptive**… as a result, **JetBlue has a long and public track record of significantly lowering fares when it enters a market.**"
- "[JetBlue] **has saved consumers a total of more than $10 billion since the airline's founding, offering lower fares and better service and forcing competitors to do the same.**"

A 2013 study from the MIT International Center for Air Transportation[2] concluded that "JetBlue is now the airline that is associated with the largest decline in average fares at U.S. airports"

JetBlue is and has been the most significant challenger airline in lowering legacy fares on the routes it flies

jetBlue

[1] Source: September 2021 DOJ complaint and press release. [2] "Evolving Trends of U.S. Domestic Airlines," MIT Airline Industry Consortium Study (August 2013).

19

… and continues to deliver consumer benefits today DOT data analysis as recent as this year supports the fact that JetBlue’s presence on a nonstop route decreases legacy fares ~16%, three times more than even Spirit’s (~5%) Since the 2013 MIT study, JetBlue has launched service on each of the routes below and continues to serve each today – in every case, prices declined significantly after JetBlue entry MCO-SLC FLL-LAS BOS-LGA 1163 499 402 395 (16%) 785 282 $208 (36%) $168 $175 $146 +26% +48% $196 (19%) $125 +43% Avg. Fare Passengers Daily Each Way (PDEWs) BUF-LAX JFK-ATL 674 $239 217 $177 398 (14%) 110 Prior to JetBlue entry $170 $146 +69% +97% (26%) After JetBlue entry Source: DOT data via Cirium. PDEWs and Avg. Fare prior to JetBlue entry represents most recent full year average daily passengers and one-way fare. PDEWs and Avg. Fare after JetBlue entering represent following year’s average daily passengers and one-way fare. 20

Fundamentally, the JetBlue-Spirit transaction creates a platform for sustainable growth and establishes a national challenger to the 'Big Four'

Increased network and customer relevance

Combined network will turbocharge JetBlue focus city strategy:
- Provides immediate benefit in existing focus cities (FLL, LAX, MCO)
- Diversifies network
- Complements existing NEA strategy
- Leverages a common leisure and VFR customer base

Access to new assets and deeper crewmember base

Combined asset base provides sustainable growth:
- Facilitates access for future growth (ATL, LAS, ORD)
- Mitigates aircraft availability risk and optimizes manufacturer support
- Enhances fleet commonality and simplifies integration while increasing optionality
- Accelerates transition to new engine technology
- Unifies crewmember bases, establishing fair wages for all and creating more opportunities for growth

Expands JetBlue Effect

Product offering will bring the JetBlue Effect to more customers and communities:
- JetBlue reduces legacy fares in the markets it enters significantly more than ULCCs
- Positions JetBlue as a more relevant low-cost carrier in a concentrated US market
- Expands our award-winning customer service to a multitude of new markets
- Provides a customer-centric alternative to legacy hub networks

171
Combined flights at strategic Fort Lauderdale focus city

130+
Total destinations

455
Combined fleet size

312
Aircraft in order book

Source: 2021, 2019 company filings; number of daily flights and destinations are based on April 2022 schedule data as of March 25, 2022.

jetBlue
21

Access to Spirit assets enhances JetBlue's relevance in legacy hubs, bringing the JetBlue effect to significantly more customers paying high fares

JetBlue's contemplated combined network plan includes:

- ~120 new domestic non-stop routes, bringing more than $500 million of annual consumer savings to customers on those routes via the JetBlue Effect
- Enhances JetBlue's unique ability to drive market relevance in key legacy hubs like South Florida and Los Angeles
- Strong divestiture commitment to provide ULCC(s) access to Spirit's NYC and Boston infrastructure and access to Fort Lauderdale growth
- A unique product offering aimed at serving a wider array of customer demographics (e.g., leisure, VFR, premium, small and large businesses, etc.)



LAX 60 33
LAS 69 9
DFW 22 2
IAH 24 2
ORD 24 3
DTW 29 4
NYC 256
BOS 133
BWI 17 0
ATL 30 5
MCO 131 57
FLL 171 88
MIA 36 11
SJU 45 31
Additional U.K. network
Additional South American network
Map key
FOCUS CITIES
JetBlue departures
JetBlue and Spirit combined departures
LEGACY HUBS
JetBlue departures
JetBlue and Spirit combined departures
SERVED BY JETBLUE AND SPIRIT
SERVED BY JETBLUE ONLY
SERVED BY SPIRIT ONLY

jetBlue

Note: Based on average departures/day per respective schedule for April 2022 for JetBlue and Spirit. Sources: Diio MI, DOT data.

22

ULCC competition will continue to grow • ULCC expansion will combat any potential negative effects from the JetBlue-Spirit transaction • ULCC model does not require scale or brand awareness • ULCCs are growing rapidly • Frontier, with 110 aircraft already, has 230 new Airbus planes on order • Sun Country launched 34 new markets in 2021 • Allegiant reported flying more capacity in 2H21 than in 2019 • Avelo and Breeze launched in the first half of 2021 • Avelo expects its fleet will consist of at least 15 737 NGs by the end of 2022 • Breeze is already flying 15 planes, with plans to take delivery of one new plane/month for the next six years (reaching more than 80 total aircraft by 2029) • Midwest Express announced in April 2022 that it plans to return • Precedent transactions show courts credit new market entrants in decision to allow mergers to proceed (e.g., Sprint / T-Mobile) 23

Northeast Alliance facilitates competition in an otherwise constrained geography, controlled by two legacy carriers

Overview of the Northeast Alliance

The **Northeast Alliance, a limited, pro-competitive, alliance between JetBlue and American, unlocks growth in one of the nation's most constrained regions, the Northeast**, and is guided by four main principles:

- **Remain independent companies**
- **Optimize the use of JetBlue's and American's assets** including slot and gate infrastructure
- **Create a seamless customer experience** to maximize use of the combined global network
- **Incentivize mutual growth** and offer customers a viable third competitor in the region

Limited geographic scope (BOS, JFK, LGA, and EWR)

JetBlue and American remain fierce competitors, as shown by JetBlue's pursuit of Spirit, which provides JetBlue with complementary growth beyond the Northeast

JetBlue is committed to ensuring the success of both

JetBlue forecasted growth within NEA geography



200+
BOS
156
300+
NYC
213
Map key
KEY
JetBlue pre-NEA*
JetBlue with NEA*

The Northeast Alliance and the Spirit transaction are complementary and enable JetBlue to become a compelling national challenger

jetBlue

Note: Based on JetBlue average departures/day for August 2019 and management projections. Sources: Diio MI, DOT data.

24

Spirit Board's arguments about the Northeast Alliance are baseless; the Northeast Alliance is pro-competitive and the litigation outcome irrelevant

Northeast Alliance strategic rationale

The **Northeast Alliance turbocharges JetBlue's ability to compete in the Northeast**, already delivering consumer benefits

- **Unlocks JetBlue growth in an otherwise constrained geography**, with stated commitments to grow seats at JFK and LGA by 15% by 2025
- **JetBlue will fly 52 daily flights from LGA in August** using larger E-190 and A320/1 aircraft, **made possible by access to 35 American Airlines slots,** which were previously on smaller regional jets

JetBlue is **committed to divesting Spirit's holdings in NYC and Boston to address any overlap upfront**

The **Northeast Alliance trial will begin in September, and will be decided long before the resolution of any challenge to the Spirit transaction**

Potential litigation outcomes



Will JetBlue win the NEA litigation?
Yes
No
NEA determined to be pro-competitive
Provides judicial support for benefits of JetBlue growth
NEA blocked
NEA no longer relevant to Spirit acquisition
JetBlue-Spirit wins

JetBlue expects to win the Northeast Alliance litigation, reinforcing its pro-competitive nature. The outcome is irrelevant for the regulatory approval of the Spirit transaction

jetBlue

Source: Cirium.

25

Analysts also view the Northeast Alliance as pro-competitive and expect JetBlue to prevail in DOJ lawsuit “Missing in the recently filed lawsuit by the DOJ was any “The DOJ is concerned about losing a Maverick Competitor, a acknowledgement that American and JetBlue’s Northeast recognized antitrust doctrine that applies to an airline that keeps Alliance (NEA) has effectively created a viable third others honest by containing industry fare increases. […] we can't competitor in in the region, particularly New York. Thus far, the help but conclude that the DOJ would have a hard time two carriers under their NEA have announced at least 60 new winning this case.” airport pairs, many of which have increased the number of –Seaport competitors in a particular market from 1 to 2 and 2 to 3 (and some markets are entirely new, which we believe are meaningful wins for consumers). –Deutsche Bank “Blocking the alliance would ultimately prove anti-competitive. “JBLU is in competitive markets (New York, Boston, Florida), but its […] The American and JetBlue alliance has been focused on growth alliance with AAL should add more competitive choice in New in the Northeast which could not have been achieved without York/Boston and make it more relevant to business travelers.” additional scale.” –Bank of America –MKM Partners Pro-competitive nature of Northeast Alliance recognized by industry analysts 26

Spirit’s Board pretends there is a big difference in regulatory risk but BOTH deals create the number 5 player with very similar market share Market share (2021) Pro forma Spirit + JetBlue Pro forma Spirit + Frontier #1 #9 Other American 8% American American Other Other 23% 8% 23% #8 23% 8% Delta Delta #2 Frontier 3% Frontier 3% 20% #7 Delta JetBlue 20% 4% 4% JetBlue 20% 5% 4% 5% Alaska #6 Alaska Spirit Southwest Southwest 8% Southwest 5% #5 United 7% United 19% #5 #5 United 19% 19% JetBlue 14% 14% Frontier Alaska 14% + Spirit + Spirit #3 #4 JetBlue + Spirit would have a combined 8% market share vs. 7% for Frontier + Spirit – a single percentage point of difference – which is completely misrepresented by the Spirit Board Source: Based on 2021 nonstop US passenger seats (ending December 2021). 27

Frontier has much more overlap with Spirit than JetBlue No matter how you cut it, Frontier has greater overlap on nonstop routes with Spirit A third-party assessment determined only 11% of JetBlue and Spirit nonstop routes overlap with 1 each other, compared to 18% overlap for Frontier and Spirit 2 2 In 2021, JetBlue overlapped with Spirit on 54 nonstop routes (and 31 routes when excluding NEA- 2 relevant markets), compared to Frontier’s 104 overlapping nonstop routes JetBlue transaction comes with less overlap in flights, seats, and ASMs than the Frontier 3 transaction in the metropolitan areas served by both 2019 2021 2021 ex. JetBlue NEA Airline Flights Seats ASMs Flights Seats ASMs Flights Seats ASMs Spirit vs. 31% 31% 31% 27% 28% 29% 16% 16% 13% JetBlue Spirit vs. 45% 45% 46% 62% 64% 62% 62% 64% 62% Frontier JetBlue transaction has a similar regulatory profile to Frontier transaction, but less overlap in flights, seats, and ASMs. Excluding the Spirit assets in NYC and BOS, overlap is cut by almost half 1 2 3 CNN Business, April 6, 2022. Based on Q1-Q4 2021 domestic Department of Transportation data. Full-year data for both 2019 and 2021 based on scheduled flights/seats/ASMs. 28

Analysts see similar regulatory profile for both Frontier and JetBlue transactions

"**We believe the proposed transaction has merit and would pass muster with regulators**

We are of the view that JetBlue's proposed acquisition of Spirit would not be blocked by regulators given the modest route overlap between both airlines." ***–Deutsche Bank***

"Their aggregate domestic and system seat share would put their FLL hub on par with Alaska's Portland hub and Southwest's Nashville operation. […] **If one were to analyze the 50 biggest US airports, the largest airlines at 22 of them would have seat shares that exceed JetBlue and Spirit's FLL operation**. […] Prior merger analyses conducted by the DOJ view FLL and MIA as a single market. If one were to adjust for precedent, then JetBlue-Spirit's combined domestic and system seat shares for the FLL/MIA market would drop to 27.2% and 24.6%, respectively." ***–Deutsche Bank***

"Frontier has a checkered history with respect to network planning (lacks staying power in its markets). **JBLU combined with SAVE**, in contrast, offers greater network stability for growth and thus, **would be a more formidable competitor to the Big Four**" ***–Seaport***

"**We see a path for either the JetBlue-Spirit or Frontier-Spirit merger to be cleared.** Most notably, we believe there is a misconception on the level of overlap and see little variance in competitive implications outside of Fort Lauderdale airport (FLL)..."

–Raymond James

"Review [of] the HHI impact at key airports under each merger […] The impacts are modest under both mergers with the exception of FLL and SJU under the JetBlue-Spirit deal. However, when considering South Florida as a whole, i.e., combining MIA and FLL, the impact is modest. **Moreover, JetBlue's resulting increased Florida exposure (lowering reliance on the Northeast) could also reduce DOJ's concern around American's undue influence with the NEA**."
–Raymond James

Spirit has significantly overstated and misrepresented the relative regulatory risk of JetBlue's proposal and ignores its own uphill regulatory battle

jetBlue

29

Spirit’s Board is entrenched, conflicted and has failed to maximize shareholder value 30

Spirit’s Board is conflicted and is not serving its shareholders’ best interests Until 2013, Indigo Partners, Bill Franke’s investment firm and the majority shareholder of Frontier, controlled Spirit Airlines • Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board • Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 5 out of the 8 current Spirit Directors Shareholders should be concerned that the Spirit Board is only serving the interests of Frontier / Indigo Partners Composition of Spirit’s Board of Directors at time of Frontier announcement Appointed by Bill Franke and succeeded Appointed by Franke as Chairman of Spirit in 2013 Mac Bill Franke Gardner Former Personally leading negotiations on behalf (Chairman) Frontier of Spirit and on the other side of Franke executive since June 2021 Ted Carlton Mark Robert Barclay Christine Myrna Dawn Christie Donaway Dunkerley Johnson Jones Richards Soto Zier 31

Spirit directors negotiated with Frontier for ~8 months without calling JetBlue – to the clear detriment of Spirit shareholders

Discussions between Spirit and Frontier began in 2016 – tunnel vision that Spirit / Frontier combination was their only destiny

8 months of exclusive discussions

No market check of potential alternative acquirors

Once JetBlue made its proposal, the Spirit Board did not extract any concessions from Frontier

- ~19%[1] premium vs. ~86%[2] in other airline transactions ⊗
- Sale value at level below financial advisor range[3] ⊗
- Only 6% improvement from initial to final offer[4] ⊗
- Limited governance in the combined company ⊗
- No regulatory divestiture commitment or reverse break-up fee ⊗

Spirit was in discussions with Frontier for 8 months, yet never reached out to other potential buyers – an astounding failure to try to secure a better offer for Spirit shareholders

jetBlue

[1] Reflects premium of Frontier's announced offer of $25.83 total consideration to Spirit's undisturbed stock price of $21.73 as of February 4, 2022. [2] Reflects median premium to unaffected price of target in precedent of precedent Low Cost Carrier transactions (WestJet-Onex, Virgin America-Alaska, AirTran-Southwest, ExpressJet-Skywest, Midwest Air/TPG & Northwest). [3] Based on the "Spirit DCF Range" of $34.00 to $64.00 per Spirit share included in the "Opinion of Barclays Capital Inc", and Spirit Discounted Cash Flow Analysis resulting in $33.00 to $55.50 range of implied equity value per Spirit common stock, included in the "Opinion of Morgan Stanley & Co. LLC" sections of the Spirit Definitive Proxy Statement filed on May 11, 2022. [4] Estimated based on the events occurred on December 15, 2021, described in "Background of the Merger" section of the Spirit Definitive Proxy Statement filed on May 11, 2022.

32

Spirit’s Board has continuously stonewalled JetBlue Spirit’s Board misled investors about its willingness to negotiate with JetBlue; it did not engage in good faith Spirit’s Board provided very limited information making it impossible for JetBlue to complete its due diligence Spirit’s Board responded to JetBlue’s initial proposal only after a significant delay and after the JetBlue proposal was made public, and then made contractual demands that were unprecedented in airline transactions Not once did Spirit attempt to renegotiate with Frontier While JetBlue acted in good faith and gave Spirit’s Board the benefit of the doubt for over a month, the Spirit Board’s real objective was to defend the inferior transaction with Frontier 33

JetBlue proposal provides a superior alternative with more benefits for all stakeholders 34

JetBlue offers Spirit's customers MORE

- **Customers should not have to choose between a low fare and a great experience**. JetBlue's customer service has won the company hundreds of awards since its inception; JetBlue is a 13-time J.D. Power Award winner for customer satisfaction
- JetBlue is **loved by customers** for its award-winning onboard service:
  - Most legroom in coach[1]
  - Free and Fast Fly-Fi broadband internet[2]
  - Complimentary and unlimited name-brand snacks and soft drinks
  - Free, live DIRECTV® programming at every seat

JetBlue is uniquely placed to disrupt the Big Four airlines due to JetBlue's far greater impact on legacy pricing than other carriers outside the Big Four

[1] JetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines. [2] Fly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.

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The JetBlue transaction is <u>significantly more friendly</u> to Spirit team members

- JetBlue is proud of its strong culture, and encourages Crewmember feedback through an open door policy to address any concerns
- JetBlue **compensates pilots in line with industry standards** and has stood by its stated no furlough policy since inception – its transaction **will materially benefit thousands of pilots** who work for Spirit
- **JetBlue maintains strong relationships with its crewmembers**, receiving crewmember feedback via its Values Committee, with each direct-relationship workgroup holding representation
- JetBlue's crewmember satisfaction is a point of pride for the airline, and **crewmember happiness is a significant factor in why JetBlue also wins customer-service awards consistently**, very often topping legacy carriers
- **JetBlue is ready to learn from Spirit Team Members, and looks forward to creating a company together** with a culture that is based around providing high quality and affordable customer service at its core

Spirit's thousands of Team Members will be treated with dignity by JetBlue and will be instrumental in the creation of a better combined entity for all stakeholders in the long-run

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JetBlue offers you MORE... More value and more certainty for Spirit shareholders • More value NOW • More value at CLOSING More competition for the Big Four airlines More of the great experience and low fares only JetBlue can offer customers nationwide – a prospect, coupled with the ease of ultra-low-cost carriers expanding and repositioning, that we are confident will result in regulatory approval ...and more opportunities for crewmembers and communities In contrast, Frontier offers significantly less value, no divestiture commitments and no reverse break-up fee despite its similar regulatory profile 37

3.	Images taken from the microsite at www.JetBlueOffersMore.com.

Legal Disclaimer

Home Page

Superior Proposal Page

Regulatory Commitments Page

Spirit’s Governance Failures Page

Shareholder Resources Page

How to Vote Page

4.	The following communication was made available on May 16, 2022.

“JetBlue’s Vote No Proxy & Tender Offer

Quick Brief – FINAL

JetBlue has filed a “Vote No” proxy statement and commenced an all-cash tender offer.

The Spirit Board of Directors has failed to act in the best interests of their shareholders by refusing to engage constructively on our clearly superior proposal to acquire Spirit. The Spirit Board failed to provide us the necessary diligence information they provided Frontier and then summarily rejected our proposal, which addressed their regulatory concerns, without asking us even a single question about it. They based their rejection on unsupportable claims that are easily refuted.

A “no” vote will send the Spirit Board back to negotiate with us in good faith.

JetBlue offers more in every respect.

•	Our offer, with divestiture commitments, a reverse break-up fee, and a substantial cash premium, provides more value and certainty for Spirit shareholders.

•	$30/share in cash, representing a 60% premium to the value of the Frontier transaction as of May 13, 2022[a] – and at a higher premium than in our original proposal.

•

Given Spirit’s unwillingness to provide same necessary diligence they shared with Frontier, or negotiate in good faith, we adjusted our price accordingly – who wouldn’t expect to “see under the hood” when making a big purchase?

•

If the Spirit shareholders vote against the Frontier transaction and compel the Spirit Board to negotiate with us in good faith, we will work towards a consensual transaction at $33 per share, subject to receiving the information to support it.

•

JetBlue offers more value and certainty to Spirit shareholders – in any scenario. Because stock consideration comprises a significant component of Frontier’s price, the value of the Frontier transaction has already declined $770 million[b]. When you include the reverse break-up fee, we offer more value.

The Superior JetBlue Offer	The Inferior Frontier Offer
✓ Substantial premium ✓ Certain value in cash (versus stock) ✓ Closing certainty ✓ Clear divestiture commitment ✓ $200 million reverse break-up fee

×   Flawed process

×   Lower price

×   Value risk from stock consideration

×   Similar regulatory challenges

×   Greater overlap with Spirit on nonstop routes

×   No divestiture commitment

×   No reverse break-up fee

The Spirit Board gave in to conflicts of interest; their flawed process and refusal to engage with us constructively deprived their shareholders of most attractive option.

•	Agreed to an inferior transaction with Frontier without considering alternatives.

•	Summarily rejected our enhanced proposal without even a single question about it.

•	Based rejection on a smokescreen of non-issues that are easily refuted.

•	Outsized concessions to Frontier do not reflect effort to maximize shareholder value.

•	Consistently refused to engage constructively with us or provide the necessary diligence information, which they had already provided to Frontier.

•	Prioritized self-interest and personal relationships over its shareholders.

•

Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, current chairman of Frontier, who appointed each to the Spirit Board when he was Spirit chairman.

•	This includes McIntyre Gardner, current Spirit chairman, who replaced Franke, current chairman of Frontier, both of whom led the Frontier-Spirit negotiations.

•	5 of the 8 Spirit directors would be Board members of the combined company.

We are highly confident in regulatory approval; Spirit’s excuses are a smokescreen to deflect from the Frontier transaction’s regulatory risk and lack of shareholder protections.

•	Unique, one-of-a-kind model that doesn’t make customers choose between a low fare and a great experience.

•	Turbocharges JetBlue’s planned growth.

•	Creates more compelling national competitor to the Big Four airlines that control more than 80% of the U.S. market.

•	Recent analysis of Department of Transportation data shows JetBlue on a nonstop route decreases legacy fares by ~16%, about three times as much as an ultra-low-cost carrier.

•

Coined by MIT in 2013, the “JetBlue Effect” was acknowledged by the Department of Justice (DOJ) in 2021 when it said, “JetBlue’s reputation for lowering fares is so well known in the airline industry that it has earned a name: the ‘JetBlue Effect.’ JetBlue’s record in Boston and New York illustrates why.”

•	Both transactions would create the #5 player with similar market share. JetBlue-Spirit would have 8% share based on 2021 seats compared to 7% for Frontier-Spirit.

•

Frontier overlaps with Spirit on twice as many nonstop routes (104) than JetBlue (54)[c], and JetBlue has less overlap in flights, seats, and ASMs than Frontier in the metropolitan areas served by both[d].

•	Spirit’s suggestion that the Northeast Alliance with American Airlines is a regulatory obstacle has no basis in fact or in law.

•	The Northeast Alliance is procompetitive and unlocks growth for JetBlue in one of the nation’s most constrained geographies, the Northeast U.S.

•	Northeast Alliance creates a compelling third competitor in a region dominated by Delta and United and has already started delivering benefits to consumers.

•	Confident we will win in court, in which case the procompetitive nature of the agreement will be recognized and irrelevant to the Spirit transaction. If we lose, it will also no longer be relevant.

•

Offering a remedy package that contemplates the divestiture of all Spirit assets located in the area covered by the Northeast Alliance (New York and Boston) so that transaction would not increase our presence in these airports.

•	Other ultra-low-cost carriers are expanding rapidly (e.g., Frontier has 240+ aircraft on order, Breeze and Avelo expanding rapidly).

(a)

Represents premium over $18.81, the implied value of Frontier transaction as of May 13, 2022, based on Frontier’s $8.72 closing share price as of May 13, 2022 and the terms of the Agreement and Plan of Merger, dated as of February 5, 2022 (the “Frontier Agreement”), among Top Gun Acquisition Corp., Frontier Group Holdings, and Spirit Airlines.

(b)

Estimated by applying the average percentage difference between the Spirit closing share price and the value of the Frontier transaction between February 4, 2022 and April 4, 2022 (the latest trading day before our Proposal was made public) to the $18.81 implied value of Frontier transaction as of May 13, 2022.

(c)	Based on 2021 domestic Department of Transportation Data.

(d)	Based on scheduled flights/seats/ASMs for 2021 including international routes.

Forward Looking Statements

Statements in this media briefing contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this media briefing, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this media briefing might not occur. Our forward-looking statements speak only as of the date of this media briefing or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This media briefing is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This media briefing is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

5.	The following communication was made available on May 16, 2022.

JetBlue Confident in Regulatory Approval

JetBlue is highly confident that its proposed transaction with Spirit would be approved on a timely basis and that a JetBlue transaction has a similar regulatory profile to the Frontier transaction. JetBlue plays a unique role in the U.S. airline industry. Its one-of-a-kind model offers customers an award-winning experience at low fares. The appeal of this offering to customers keeps legacy carriers on their toes, prompting them to lower fares and improve service when they have to go head-to-head with JetBlue. Even the U.S. Department of Justice has acknowledged the existence and importance of this "JetBlue Effect."


jetBlue

JetBlue brings down legacy fares more significantly than an ultra-low-cost carrier.

- No other airline is positioned as a disruptive challenger to the legacy carriers and the data shows that the "JetBlue Effect" is 3x more effective than ultra-low-cost carriers...so why wouldn't customers and regulators want more of it?
- Economic work done this year shows JetBlue's presence on a nonstop route decreases legacy fares ~16% versus only ~5% when it's Spirit on a nonstop route instead – making JetBlue three times more effective.

Both the Northeast Alliance with American Airlines and the proposed acquisition of Spirit are solutions to Big Four airline dominance.

JetBlue is still too small to challenge the Big Four airlines on a national scale. Because JetBlue has only a 5% market share, there are many airports and routes that simply do not get the benefit of the "JetBlue Effect" because they are not served by JetBlue.

- By acquiring Spirit, JetBlue could grow in the rest of the country, growing to an 8% player and adding new routes, many in legacy hubs.
- The Northeast Alliance with American Airlines unlocks JetBlue's growth in New York and Boston, creating a true third competitor to Delta and United in the northeast.

Ultra-low-cost carriers remain active and continue to expand, ensuring increased choice for customers and meaningful levels of competition.

- Frontier's current standalone orderbook positions the carrier to more than double its capacity over the next 6 years.
- Sun Country, which switched to an ultra-low-cost model in 2017, launched 34 new markets in 2021.
- Allegiant reported flying more capacity in 2H 2021 than in 2019.
- Upstart ultra-low-cost entrants are also growing rapidly:
  - Breeze already has 15 planes, with plans to take delivery of one new plane per month for the next six years to reach more than 80 total aircraft by 2029.
  - Avelo launched service in April 2021, already offers flights to more than two dozen cities, and expects its fleet will consist of at least 15 737 NGs by the end of this year.
  - Midwest Express announced last month that it is planning to return.

A larger JetBlue would bring more choices to customers, including access to a competitive ultra-low-cost option.

- JetBlue's fare options include Blue Basic for the most price sensitive customers. Blue Basic offers greater value because it includes JetBlue's award-winning onboard service, featuring the most legroom in coach[a]; free and fast Fly-Fi broadband internet[b]; complimentary and unlimited name-brand snacks and soft drinks; and free, live DIRECTV® programming at every seat.
- With JetBlue, customers are not limited to a bare-bones, à-la-carte experience. With JetBlue on more routes, customers would be able to select JetBlue's other fare bundles and premium offerings, if they wish, built on JetBlue's unique combination of low fares and a great experience.




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No matter how you cut it, Frontier has greater overlap on nonstop routes with Spirit.

- A third-party assessment determined only **11%** of JetBlue and Spirit nonstop routes overlap with each other, compared to **18%** overlap for Frontier and Spirit[1]
- In 2021, JetBlue overlapped with Spirit on **54** nonstop routes (and **31** routes when excluding NEA-relevant markets), compared to Frontier's **104** overlapping nonstop routes[2]
- JetBlue transaction comes with **less overlap in flights, seats, and ASMs** than the Frontier transaction in the metropolitan areas served by both[3]

Metro Competitive — % Spirit Overlap with JetBlue, Frontier

	2019			2021			2021 ex. JetBlue NEA		
Airline	Flights	Seats	ASMs	Flights	Seats	ASMs	Flights	Seats	ASMs
Spirit vs. JetBlue	31%	31%	31%	27%	28%	29%	16%	16%	13%
Spirit vs. Frontier	45%	45%	46%	62%	64%	62%	62%	64%	62%

1 CNN Business, April 6, 2022.
2 Based on Q1-Q4 2021 domestic Department of Transportation data.
3 Full-year data for both 2019 and 2021 based on scheduled flights/seats/ASMs.

Important Information for Investors and Stockholders Forward Looking Statements Statements in this communication contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this communication might not occur. Our forward-looking statements speak only as of the date of this communication or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional Information and Where to Find It This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). Participants in Solicitation JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement. Footnotes aJetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines. bFly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.

6.	The following letter was sent by Robin Hayes, the Chief Executive Officer of JetBlue, to employees of JetBlue on May 16, 2022.

Dear Crewmembers,

Our effort to acquire Spirit is moving to the next stage today. After the Spirit Board rejected our proposal on baseless grounds – and, in fact, wouldn’t even negotiate with us or share very basic business information to move negotiations forward – it was clear that we needed to go directly to Spirit’s shareholders. They have the final say on whether a merger with Frontier can move forward.

We strongly believe that JetBlue’s proposed acquisition of Spirit is better for

Crewmembers, Customers, and Owners of both companies. Today we are launching a campaign that asks Spirit shareholders to vote against the Frontier merger at the Spirit special meeting on June 10. We’re also offering to buy their shares, now at a price slightly lower than our original offer because the Spirit Board didn’t follow a fair process or allow us to look “under the hood” like they allowed Frontier to do.

By voting against the Frontier merger, Spirit shareholders can push the Spirit Board back to the table to give us the information we need and negotiate a merger agreement with us – perhaps at our original price – creating a true national low-fare competitor to the Big Four airlines and giving the “JetBlue Effect” much wider reach.

Spirit justified rejecting our offer by saying they would have an easier time getting government approval for a merger with Frontier. This is simply wrong. There’s no rational logic or reasoning for this conclusion.

Let’s look at reality:

•

A larger JetBlue would do more to increase airline competition than a combined Frontier-Spirit. JetBlue is one-of-a-kind – there’s no other airline that disrupts the market like us. It’s inconvenient for Spirit, but an analysis of DOT data proves that legacy airline fares fall three times more when JetBlue enters new routes than when they do. They say they want to create a competitor to the Big Four airlines, but no one has even heard of a “Spirit Effect.” Our track record is clear, and no airline – not Spirit, not Frontier – has done more than JetBlue to introduce competition to the legacy airlines. Even the U.S. government acknowledges this.

•

Spirit is spreading a false story about our Northeast Alliance (NEA) with American Airlines to distract from the risks of the Frontier transaction. As you know, the NEA helps us add more of JetBlue’s low-fare flights in the Northeast to compete with Delta and United’s market dominance. The U.S. government loves the JetBlue Effect, they just don’t like us working with a legacy airline as part of the NEA. We’re going to have our day in court this September where we will prove that the NEA is delivering the benefits we promised. Plus, the case will be decided well before our proposed acquisition of Spirit is complete so, whatever the outcome, it will not be a factor in a Spirit acquisition. We’ve also offered to divest Spirit’s slots and gates in New York and Boston to ensure that additional JetBlue growth in the Northeast won’t be a concern either.

•

Spirit likes to suggest that the Frontier transaction will sail through the government approval process, but everyone knows that is not the case. Frontier overlaps with Spirit on twice as many routes as JetBlue overlaps with Spirit. The truth is that any airline consolidation is going to receive a high level of scrutiny from the government and could very well end up in court. Frontier-Spirit faces regulatory hurdles, yet Frontier hasn’t offered to Spirit shareholders any financial protections or proposed any divestitures.

•

Ultra-low-cost carriers (ULCCs) are thriving and will certainly continue to grow. Allegiant, Avelo, Breeze, Frontier, and other ULCCs have a lot of growth planned and big aircraft orders on the way. Their growth will most certainly continue, if not accelerate, if a JetBlue-Spirit acquisition moves forward.

We keep coming back to this simple idea: Customers shouldn’t have to choose between a low fare and a great experience. JetBlue offers both … why wouldn’t you want more of that? Growing JetBlue from a 5% player to an 8% player with a national presence in more legacy hubs is the best thing you can do for airline competition in the U.S. right now.

The Spirit Board’s flat-out rejection of our offer is a troubling sign that they do not have their shareholders’ best interests in mind. So, what is the Spirit Board thinking? Our guess is that there are a lot of historical ties and personal relationships between the controlling shareholder of Frontier and some of the Spirit Board members who agreed to the Frontier deal. Five of Spirit’s current Board members even have future jobs lined up on the combined company’s Board. They’ve always imagined bringing Frontier and Spirit together, and nothing will stand in their way – not even a superior offer from JetBlue. That’s a shame, but the Spirit shareholders now have a chance to level the playing field and send Spirit back to the negotiation table with us.

For 22 years, JetBlue has been shaking up the industry with low fares and award-winning service. But today, there are four goliaths – American, Delta, Southwest, and United – that control over 80% of the market. We are ready to grow and compete with them. We have great confidence in our existing organic plan, but by acquiring Spirit, we could accelerate it. With Spirit’s all-Airbus fleet, Airbus order book, airport facilities, and Team Members, we could bring JetBlue to more Customers and more places faster than we could on our own. We have a great deal of admiration for the Spirit team and what they have accomplished, and we believe together we would be the most potent low-fare competitor to the Big Four. Whatever happens, with or without Spirit, I am very optimistic about our future. Our organic plan is set to deliver results for our Crewmembers, Customers, and Owners. There simply is no replacement for JetBlue in this industry, and that is the key to our long-term success.

Robin Hayes

Chief Executive Officer

Forward Looking Statements

Statements in this communication contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this communication might not occur. Our forward-looking statements speak only as of the date of this communication or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a preliminary proxy statement on Schedule 14A with the SEC (“Preliminary Proxy Statement”) and the accompanying BLUE proxy card on May 16, 2022 to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. JetBlue intends to file other relevant materials with the SEC, including a proxy statement in definitive form (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by JetBlue at the SEC’s website at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Preliminary Proxy Statement.

For internal use only – not for external distribution.